Exhibit 99.1

Turtle Beach Announces Common Stock Offering

SAN DIEGO, CA, February 1, 2016 – Turtle Beach Corporation (NASDAQ: HEAR), a leading audio technology company, announced today its intention to offer and sell shares of its common stock in an underwritten public offering (the Offering). The Offering is subject to market, regulatory and other conditions and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

Insiders intend to purchase an aggregate of $3.15 million of common stock at the offering price in the Offering and in a separate, concurrent, side-by-side private placement. Closing of the private placement is conditioned on closing of the Offering and customary closing conditions.

Ronald Doornink, Turtle Beach’s Chairman of the Board, and Juergen Stark, Turtle Beach’s Chief Executive Officer, intend to purchase an aggregate of $650,000 of common stock at the public offering price.

Separately, in a concurrent, side-by-side private placement, the Company’s largest stockholder, SG VTB Holdings, LLC (Stripes), has agreed to purchase up to $2.5 million of unregistered shares of the Company’s common stock for a per share price equal to the price per share offered to the public in the Offering.

Turtle Beach will use all net proceeds from the Offering and concurrent private placement to pay down amounts outstanding under its working capital line of credit, which is consistent with Turtle Beach’s past practice.

The securities intended to be sold in the Offering described above are being offered by the Company pursuant to a registration statement on Form S-3 which was filed with the Securities and Exchange Commission (SEC) and became effective on May 16, 2013. A preliminary prospectus supplement relating to the Offering will be filed with the SEC and will be available on its website at www.sec.gov.

Oppenheimer & Co. Inc. is acting as the sole book-running manager, and Lake Street Capital Markets is acting as co-manager for the Offering.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, by calling (212) 667-8563, by email to EquityProspectus@opco.com or by accessing the SEC’s website at www.sec.gov. In addition, because indications of interest are not binding agreements or commitments to purchase either Mr. Doornink or Mr. Stark may elect not to purchase shares in the Offering or the underwriters may elect not to sell shares to Mr. Doornink or Mr. Stark.

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About Turtle Beach

Turtle Beach Corporation (http://corp.turtlebeach.com) designs innovative, market-leading audio products for the consumer, healthcare and commercial sectors. Under its award-winning Turtle Beach brand (www.turtlebeach.com), the Company has been the clear market share leader for the past five-plus years with its wide selection of acclaimed gaming headsets for use with Xbox One and PlayStation®4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company markets pioneering directed audio solutions that have applications in hearing healthcare, digital signage and kiosks and consumer electronics. The Company’s shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release, including those regarding the proposed public offering and the intended use of proceeds from the Offering and concurrent private placement, may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management’s statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, whether or not the Company will be able to raise capital through the sale of shares of common stock or close the Offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

For Media/PR Information, Contact:

MacLean Marshall

PR/Communications Director

Turtle Beach Corp.

858.914.5093

maclean.marshall@turtlebeach.com

For Investor Information, Contact:

Cody Slach

Investor Relations

Liolios

949.574.3860

hear@liolios.com